Exhibit 4.4

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of [              ], 2013, is entered into by and among (i) the individuals listed on Schedule 1 attached hereto (collectively, the “Management Stockholders”) and (ii) the entities listed on Schedule 2 attached hereto (collectively, the “LGP Stockholders” and, together with the Management Stockholders, the “Principal Stockholders”).  Capitalized terms used herein without definition shall have the meanings set forth in Section 1.1.

W I T N E S S E T H:

WHEREAS, the parties desire to set forth their agreement with respect to the voting for members of the board of directors of The Container Store Group, Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with their respective investments in the Company;

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

SECTION 1.1 Definitions As used in this Agreement, the following terms shall have the following respective meanings:

“Agreement” shall mean this Voting Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

“Board of Directors” shall mean the Board of Directors of the Company.

“Common Shares” shall mean the shares of common stock, par value $0.01 per share, of the Company.

“Director” shall mean a member of the Board of Directors.

“Effective Date” shall have the meaning set forth in Section 4.10.

“Initial Public Offering” means the first public offering and sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended.

“LGP Directors” shall mean the persons affiliated with the LGP Stockholders who are nominated for election as a Director.  The initial LGP Directors shall be Jonathan D. Sokoloff, Timothy J. Flynn and J. Kristopher Galashan.

“Management Directors” shall mean Kip Tindell, Sharon Tindell and Melissa Reiff.

“Person” shall mean an individual, corporation, company, limited liability company, association, partnership, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.

“Shares” shall mean (i) the Common Shares issued and outstanding at the Effective Date and (ii) any Common Shares hereafter acquired by any Principal Stockholder or pursuant to conversion or exercise of any option, convertible security or warrant or other right to acquire Common Shares, whether or not held by any of the Principal Stockholders as of such date.

“Voting Shares” shall mean shares of the Company of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors (or Persons performing similar functions).

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.1 Board of Directors.  Each Principal Stockholder hereby agrees to vote all Shares owned or held of record by such Principal Stockholder at each annual or special meeting of stockholders of the Company at which Directors of the Company are to be elected, in favor of, or to take all actions by written consent in lieu of any such meeting as are necessary, to cause the election as members of the Board of Directors of the LGP Directors and the Management Directors to the extent such persons are nominated for election as a Director by the Nominating and Corporate Governance Committee of the Board of Directors.

SECTION 2.2 Restrictions on Other Agreements.  No Principal Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust agreement, or arrangement of any kind with any Person with respect to its Shares if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreements or arrangements are with other Principal Stockholders, holders of Common Shares that are not parties to this Agreement or otherwise).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

SECTION 3.1 Existence; Authority; Enforceability.  Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder.  If such party is an entity, it is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  If such party is a natural person, such person has full capacity to contract.  This Agreement has been duly executed by each of the parties hereto and constitutes his or its legal, valid and binding obligation, enforceable against him or it in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally, or by the general principles of equity.  No representation is made by any party with respect to the regulatory effect of this Agreement, and each of the parties has had an opportunity to consult with counsel as to his or its rights and responsibilities under this Agreement.  No party makes any representation to any other party as to future law or regulation or the future interpretation of existing laws or regulations by any governmental authority or self-regulatory organization.

SECTION 3.2 Absence of Conflicts.  The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (i) conflict with, or result in the breach of, any provision of the constitutive documents of such party, if any; (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (iii) violate any law applicable to such party.

SECTION 3.3 Consents.  Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with the execution, delivery or performance of this Agreement.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Termination.  This Agreement shall terminate and be of no further force and effect upon (a) the Management Stockholders and the LGP Stockholders ceasing to collectively own at least 40% of the Voting Shares of the Company then outstanding, (b) the written agreement of the Management Stockholders, on the one hand, and the LGP Stockholders, on the other hand, to terminate this Agreement or (c) its provisions become illegal or are interpreted by any governmental authority to be illegal, or any exchange on which the Company’s Common Shares are traded asserts that its existence will threaten the continued listing of the Company’s Common Shares on such exchange.

SECTION 4.2 Successors and Assigns; Beneficiaries.  Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto.

SECTION 4.3 Amendment and Modification; Waiver of Compliance.

(a) This Agreement may be amended only by a written instrument duly executed by the Management Stockholders and the LGP Stockholders.

(b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

SECTION 4.4 Notices.  Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or first class mail, or by Federal Express, United Parcel Service or other similar courier or other similar means of communication, as follows:

(i)                                     If to the Management Stockholders, addressed to The Container Store Group, Inc.; 500 Freeport Parkway; Coppell, TX 75019; Attn:  Kip Tindell; and

(ii)                                  If to the LGP Stockholders, addressed to Green Equity Investors V, L.P.; 11111 Santa Monica Boulevard, Suite 2000; Los Angeles, CA 90025; Attention:  Tim Flynn; Facsimile No.:  310-954-0404; with a copy (which shall not constitute notice) to Latham & Watkins LLP; 885 Third Avenue; New York, New York 10022; Attention: Howard A. Sobel, Esq. and John Giouroukakis, Esq.; Facsimile No.:  212-751-4864.

or, in each case, to such other address or facsimile number as such party may designate in writing to each Stockholder by written notice given in the manner specified herein.

All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail.

SECTION 4.5 Entire Agreement.  The provisions of this Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to such subject matter, including the Stockholders Agreement, dated as of August 16, 2007, by and among the Company, the Management Stockholders, the LGP Stockholders and the other stockholders of the Company.

SECTION 4.6 CHOICE OF LAW AND VENUE; WAIVER OF RIGHT TO JURY TRIAL.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.  EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT

OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE, WHETHER A STATE OR FEDERAL COURT; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE STATE OF DELAWARE); (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 4.7 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 4.8 Further Assurances.  At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

SECTION 4.9 Schedule 13D.  In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and subject to the limitations set forth therein, each party hereto agrees to file an appropriate Schedule 13D no later than 10 calendar days following the Effective Date.

SECTION 4.10 Effectiveness of Agreement.  Upon the closing of the Initial Public Offering, the Agreement shall thereupon be deemed to be effective (such date, the “Effective Date”).  However, to the extent the closing of such Initial Public Offering does not occur, the provisions of this Agreement shall be without any force or effect.

*       *       *

IN WITNESS WHEREOF, each of the undersigned has signed this Agreement as of the date first above written:

By:
Name: Kip Tindell

By:
Name: Sharon Tindell

By:
Name: Melissa Reiff

Signature Page to Voting Support Agreement

GREEN EQUITY INVESTORS V, L.P.

By: GEI Capital V, LLC,
its General Partner

By:
Name:
Title:

GREEN EQUITY INVESTORS SIDE V, L.P.

By: GEI Capital V, LLC,
its General Partner

By:
Name:
Title:

TCS CO-INVEST LLC

By:
Name:
Title:

Signature Page to Voting Support Agreement

SCHEDULE 1

MANAGEMENT STOCKHOLDERS

Kip Tindell

Sharon Tindell

Melissa Reiff

SCHEDULE 2

LGP STOCKHOLDERS

Jonathan D. Sokoloff

Timothy J. Flynn

J. Kristofer Galashan